Exhibit 10.35

Three Sisters Ranch

ENTERPRISES, LLC

FIFTH AMENDMENT

THIS FIFTH AMENDMENT TO LEASE (“Amendment”) is made and entered into effective as of August 1, 2003 (“Effective Date”), by and between THREE SISTERS RANCH ENTERPRISES, LLC, a California limited liability company (“Landlord”), and CONCEPTUS, INC, a Delaware corporation (“Tenant”):

This Fifth Lease Addendum is attached to and forms a part of the Lease identified below together with any amendments, modifications and exhibits, including prior Lease Addendums and Partial Lease Termination Agreement. This Fifth Lease Addendum constitutes additional covenants and agreements which are intended to prevail in the event of any conflict between the covenants and agreements contained in the Fourth Lease Addendum and those contained in the Lease itself and/or the Lease Addenda. Except for the additions, changes and removals listed herein, all other terms and conditions of the Lease will remain in full force and effect throughout the term of the Lease.

RECITALS

A. On or about April 15, 1997, Landlord and Tenant entered into a lease (“Lease”), for the certain premises owned by Landlord, and thereafter executed three (3) Lease Addendums and a Partial Termination Agreement. Tenant current leases 16,397 square feet of 957 Industrial Road, Suites D, F, G, H, J, L, P and R, San Carlos, California 94070 (together, the “Premises”), that are all part of a building complex more commonly known as the San Carlos Business Park.

B. Tenant has notified Landlord that Tenant intends to extend their lease that expires December 31, 2003 noted in recital A above.

TERMS AND CONDITIONS

THEREFORE, IT IS HEREBY MUTUALLY AGREED by and between the Parties hereto as follows:

1.	During the remaining Term of the Lease, for so long as Tenant is not in material default under any of the provisions of the Lease shall be amended to read as follows:

2.	The term of this Lease Extension shall commence January 1, 2004 and expire December 31, 2004.

3.	Base Rent shall be $0.95 per square foot per month NNN for the extended lease term ($15,577.15/ month). Reimbursable C.A.M charges are estimated at $0.26 per square foot per month ($4,263.00/ month) for 2004.

The provisions of this Amendment shall control if in conflict with any of the provisions of the body of the Lease or any exhibits or other attachments to the Lease.

Except as expressly provided in this Fifth Amendment, the Parties hereby reaffirm the Lease and each provision thereof, in its entirety, and Tenant affirms that neither Landlord nor, to the best of Tenant’s knowledge, Tenant is in breach or default of any of their respective obligations under the Lease.

This Amendment may be executed in counterparts.

IN WITNESS HEREOF, the Parties have executed this Fifth Lease Amendment as of the date first set forth below.

LANDLORD:		TENANT:
THREE SISTERS RANCH ENTERPRISES, LLC, a California Limited Liability Company		CONCEPTUS, INC. a California Corporation

By:	/s/ Martin E. Ruberry	By:	/s/ Glen Furuta
	Martin E. Ruberry		Glen Furuta, CFO
Its: President/CEO

Dated: 07/21/03		Dated: July 28, 2003

		By:	/s/ William Dippel
William Dippel, VP Operations

Dated: 07/28/03